Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 30, 2010, by and between McMoRan Exploration Co., a Delaware corporation (“Seller”), and Freeport-McMoRan Preferred LLC, a Delaware limited liability company (“Purchaser”). Purchaser and Seller are sometimes referred to collectively as the “Parties” and individually as a “Party.”
RECITALS:
     WHEREAS, Purchaser and Seller have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 19, 2010, by and between Purchaser, Seller, and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“Freeport”) pursuant to which Seller has agreed to issue and sell, and Purchaser has agreed to purchase and accept, shares of Seller’s 5.75% convertible perpetual preferred stock (the “Preferred Stock”), which is convertible into shares of Seller’s common stock, par value $0.01 per share (the “Common Stock”); and
     WHEREAS, to induce Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Purchaser has required that Seller agree, and Seller has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Registrable Securities as set forth herein; and
     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified in the introductory paragraph of this Agreement.
     “Common Stock” has the meaning specified in the recitals of this Agreement.
     “Effectiveness Period” has the meaning specified in Section 2.1(b) of this Agreement.
     “Holder” means the record holder of any Registrable Securities; provided, that no such record holder shall be deemed to be a “Holder” if the rights under Article II hereof have not been transferred or assigned to such record holder in accordance with Section 2.11.
     “Included Registrable Securities” has the meaning specified in Section 2.2(a) of this Agreement.

     “Losses” has the meaning specified in Section 2.9(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.
     “NYSE” means The New York Stock Exchange, Inc.
     “Parity Securities” has the meaning specified in Section 2.2(b) of this Agreement.
     “Preferred Stock” has the meaning specified in the recitals of this Agreement.
     “Purchase Agreement” has the meaning specified in the recitals of this Agreement.
     “Purchaser” has the meaning specified in the introductory paragraph of this Agreement.
     “Registrable Securities” means the Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and any additional securities issued with respect to such shares of Preferred Stock or Common Stock.
     “Registration Expenses” has the meaning specified in Section 2.8(b) of this Agreement.
     “Registration Statement” means any registration statement of Seller filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
     “SEC” means the United States Securities and Exchange Commission.
     “Seller” has the meaning specified in the introductory paragraph of this Agreement.
     “Selling Expenses” has the meaning specified in Section 2.8(b) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     “Selling Holder Indemnified Persons” has the meaning specified therefore in Section 2.9(a) of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Preferred Stock or Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest of (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act or such Registrable Security is eligible to be disposed of by the Holder thereof under Rule 144 without restriction as to volume; (c) when such Registrable Security is held by Seller or one of its subsidiaries; and (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof.
ARTICLE 2
REGISTRATION RIGHTS
     Section 2.1 Registration.
          (a) Not later than 60 days after the Closing Date, Seller shall file with the SEC an automatic shelf Registration Statement (or, if Seller is not eligible to use an automatic shelf Registration Statement, a Registration Statement on Form S-3 or such other form as is then available to Seller to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities. Any Registration Statement shall provide for the resale of Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, the Holder of any Registrable Securities covered by such Registration Statement. If such Registration Statement is not automatically effective upon filing, then Seller shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective not later than 240 days after the Closing Date.
          (b) Seller shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1 to be effective, supplemented, amended and replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until the earliest date on which any of the following occurs: (i) all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). Subject to Section 2.3, upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for the resale of all or part of the Registrable Securities by the Holders, Seller shall promptly file an appropriate amendment to the Registration Statement curing such defect, and, if SEC review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Seller shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Effective Period; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the rules and regulations under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period.
          (c) Subject to Section 2.3, a Registration Statement when effective will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within two (2) Business Days of such date, Seller shall provide Purchaser with written notice of the effectiveness of such Registration Statement.
     Section 2.2 Piggyback Rights.
          (a) Participation. If at any time Seller proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.1, (ii) a prospectus supplement to an effective shelf registration statement, other than a Registration Statement contemplated by Section 2.1, and Holders may be included without the filing of a post-effective amendment thereto that requires Seller to request acceleration of the same from the SEC, or (iii) a registration statement, other than a shelf registration statement, in any case, for the sale of Preferred Stock or Common Stock in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by Seller to prepare the documents to be used in connection with an Underwritten Offering, Seller shall give written notice of such proposed Underwritten Offering to each Holder holding outstanding Registrable Securities and such notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Seller has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing (other than by reason of the notice periods set forth herein) or distribution of the Preferred Stock or Common Stock in the Underwritten Offering, then (a) Seller shall not be required to offer such opportunity to the Holders, in which case Seller shall provide the Holders written advisement of their exclusion (which notice need not include any explanation of the reasons for the exclusion) from the Underwritten Offering no later than 24 hours after the pricing of the Underwritten Offering, or (b) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b), in which case Seller shall provide the Holders written advisement of their reduced participation (which notice need not include any explanation of the reasons for the reduced participation) in the Underwritten Offering no later than 24 hours after the pricing of the Underwritten Offering. Any notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by the Holder (provided that the failure of the Holder to confirm receipt shall not affect the validity or timing of delivery of such notice). Each such Holder shall have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after written notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Seller shall determine for any reason not to undertake or to delay such Underwritten Offering, Seller may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Seller of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.
          (b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Preferred Stock or Common Stock included in an Underwritten Offering involving Included Registrable Securities advises Seller that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing (other than by reason of the notice periods set forth herein) or distribution of the Preferred Stock or Common Stock offered, then the Preferred Stock and Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Seller can be sold without having such adverse effect, with such number to be allocated (i) first, to Seller and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of Seller having rights of registration on parity with the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who have requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders and holders of Parity Securities participating in the Underwritten Offering.
          (c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.2 shall terminate upon such Holder ceasing to hold at least 1,000,000 of the then outstanding Registrable Securities.
     Section 2.3 Delay Rights.
     Notwithstanding anything to the contrary contained herein, Seller may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of a Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement but may settle any previously made sales of Registrable Securities) if (i) Seller is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Seller determines in good faith that Seller’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in a Registration Statement or other registration statement; (ii) Seller has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of Seller, would materially and adversely affect Seller; or (iii) Seller would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements); provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to a Registration Statement or other registration statement for a period that exceeds an aggregate of 45 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by Purchaser in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, Seller shall provide prompt written notice to the Selling Holders whose Registrable Securities are included in a Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.4 Underwritten Offerings. In the event that one or more Holders elects to dispose of at least 1,000,000 Registrable Securities under a Registration Statement pursuant to an Underwritten Offering, Seller shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such sale though an Underwritten Offering; provided, that Seller shall not be required to effect more than three Underwritten Offerings pursuant to this Section 2.4 and the Holders shall be limited to one such request in any six-month period. In connection with any Underwritten Offering under this Agreement, the holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the consent of Seller, which shall not be unreasonably withheld, delayed or conditioned. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Seller shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Seller to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Seller or the underwriters other than representations, warranties or agreements regarding the identity of such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Seller and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such

Underwritten Offering. No such withdrawal or abandonment shall affect Seller’s obligation to pay Registration Expenses.
     Section 2.5 Sale Procedures. In connection with its obligations under this Article 2, Seller will, as expeditiously as possible:
          (a) subject to Section 2.3, prepare and file with the SEC such amendments and supplements to, and replacements of, a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
          (b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify Seller in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Seller shall use its commercially reasonable efforts to include such information in such prospectus supplement;
          (c) furnish to each Selling Holder (i) before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
          (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Seller will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) of this Section 2.5(e) and any written request by the SEC for amendments or supplements to a Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
          (f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Seller of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Subject to Section 2.3, following the provision of such notice, Seller agrees to use commercially reasonable efforts to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (g) subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (h) in the case of an Underwritten Offering, use commercially reasonable efforts to furnish upon request, (i) an opinion of counsel for Seller dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Seller’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by Seller;
          (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Seller personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act, provided that Seller need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Seller reasonably satisfactory to Seller;
          (k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Seller are then listed;
          (l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Seller to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (m) in connection with any Underwritten Offering provided for hereunder, participate in “road shows” and other marketing efforts as reasonably requested by the Selling Holders, provided that Seller shall not be required to participate in more than two road shows or similar marketing efforts in any 12-month period;
          (n) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from Seller of the happening of any event of the kind described in subsection (e) of this Section 2.5, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.5 or until it is advised in writing by Seller that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Seller, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Seller (at Seller’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.6 Cooperation by Holders. Seller shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information concerning such Holder that Seller determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.7 Restrictions on Public Sale by Holders of Registrable Securities. For so long as Registrable Securities in the aggregate represent more than 10% of the outstanding Common Stock of Seller, each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on Seller or the officers, directors or any other stockholder of Seller on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.7 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. Notwithstanding the foregoing, nothing in this Section 2.7 shall restrict the ability of any Holder from disposing of its Registrable Securities pursuant to a Rule 10b5-1 plan.
     Section 2.8 Expenses.
          (a) Expenses. Seller will pay all Registration Expenses, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder, and Seller shall not be responsible for any Selling Expenses. In addition, except as otherwise provided in Section 2.8 and Section 2.9 hereof, Seller shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
          (b) Certain Definitions. “Registration Expenses” means all reasonable expenses incident to Seller’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for Seller, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements and transfer taxes allocable to the sale of the Registrable Securities.
     Section 2.9 Indemnification.
          (a) By Seller. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Seller will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the

Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Seller will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in a Registration Statement or such other registration statement, preliminary prospectus, free writing prospectus or prospectus supplement, as applicable, it being understood that a Selling Holder will only be required to furnish information regarding its legal name, address, the number of securities being registered on its behalf and such other information as may be required by Law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Seller, its directors, officers, employees and agents and each Person, if any, who controls Seller within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from Seller to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.9 except to the extent that the indemnifying party is prejudiced by such omission. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof includes a complete release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.9 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the lesser of (A) the amount which such Selling Holder would have been obligated to pay under Section 2.9(b) if such indemnity was available to the indemnified party and (B) the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.9 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Seller agrees to use its commercially reasonable efforts to:
          (a) make and keep public information regarding Seller available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
          (b) file with the SEC in a timely manner all reports and other documents required of Seller under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith a copy of the most recent annual or quarterly report of Seller, and such other reports and documents so filed as such Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing such Seller to sell any such securities without registration.
     Section 2.11 Transfer or Assignment of Registration Rights. The rights under this Article 2 may be not transferred or assigned by Purchaser except to controlled Affiliates of Purchaser and provided that (a) Seller is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of Purchaser under this Agreement.
ARTICLE 3
MISCELLANEOUS
     Section 3.1 Communications. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:
     If to Seller, to:
McMoRan Exploration Co.
1615 Poydras Street

New Orleans, Louisiana 70112
Fax: (504) 585-3513
Attention: General Counsel
     With a copy to (which copy shall not constitute notice):
Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Fax: (713) 238-7130
Attention: Michael O’Leary
     If to Purchaser, to:
Freeport-McMoRan Preferred LLC
c/o Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004-4414
Fax: (602) 366-7691
Attention: General Counsel
     With a copy to (which copy shall not constitute notice)::
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: (212) 403-2000
Attention: Edward D. Herlihy
                 David E. Shapiro
     If to an assignee of Purchaser, to such Holder at the address provided pursuant to Section 2.11 above.
     Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.
     Section 3.2 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.3 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of Seller or any successor or assign of Seller (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of securities and the like occurring after the date of this Agreement.
     Section 3.4 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
     Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
     Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.
     Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.8 Governing Law.
          (a) This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the Laws of another jurisdiction.
          (b) Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the City of Wilmington, Delaware. The Parties hereto hereby (i) irrevocably consent to the personal jurisdiction and venue of such courts, and (ii) waive any claim (by way of motion, as a defense or otherwise) of improper venue, that such parties are not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court.
     Section 3.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     Section 3.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by Seller and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.12 No Presumption. If any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel. Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of Law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of Law to the effect that any provision of this Agreement will be interpreted or construed against the Party whose counsel drafted that provision.
     Section 3.13 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than Purchaser (and its permitted assignees) and Seller shall have any obligation hereunder and that, notwithstanding that Purchaser is a limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, manager, stockholder or Affiliate of Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of Purchaser hereunder.
     Section 3.14 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by Seller under this Agreement, such action shall be in Seller’s sole discretion unless otherwise specified.

[Next page is the signature page.]

     IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

McMoRan EXPLORATION CO.
By:	/s/ Kathleen L. Quirk
	Name:	Kathleen L. Quirk
	Title:	Senior Vice President & Treasurer

FREEPORT- McMoRan PREFERRED LLC
By: FREEPORT-McMoRAN COPPER & GOLD, INC., its sole member

By:	/s/ Richard C. Adkerson
	Name:	Richard C. Adkerson
	Title:	President & Chief Executive Officer

[Signature Page to Registration Rights Agreement]